Exhibit 99.1

Overseas Shipholding Group Announces Stock Dividend and Listing of Class A Common Stock

NEW YORK – (BUSINESS WIRE) – November 20, 2015 – Overseas Shipholding Group, Inc. (NYSE MKT:OSGB) (the “Company” or “OSG”) announced today that its Board of Directors has approved a stock dividend of Class A common stock.

On December 17, 2015, all shareholders of record of OSG’s Class A common stock and Class B common stock as of 5:00 p.m. E.S.T. on December 3, 2015, the record date of the dividend (the “record date”), will receive a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. In connection with the stock dividend, OSG has applied to list the Class A common stock on the NYSE MKT under the ticker symbol “OSG”.

“We are very pleased to announce the anticipated listing of our Class A common stock on the NYSE MKT,” said Captain Ian T. Blackley, OSG’s president and CEO. “The listing is a significant milestone for all of us at the Company and marks an important step in our efforts to improve the trading liquidity of our Class A common stock and further enhance value for our shareholders.”

OSG expects that the Class A common stock will begin trading on the NYSE MKT on a “when-issued” basis on December 1, 2015. Regular way trading in the Class A common stock is expected to begin on December 18, 2015, the trading day following the date on which the stock dividend will be distributed.

The Company has posted to its website a description of the process for delegending outstanding restricted shares of Class A common stock. The description is located under Supplemental Information within the Investor Relations section of the Company website at www.osg.com.

The Class B common stock will continue to trade on the NYSE MKT under the ticker symbol “OSGB” and ex-dividend trading will commence on December 18, 2015.

Any fractional shares will be paid in cash based on the closing price of the Class A common stock on the NYSE MKT on the record date.

In addition, in connection with the stock dividend, in accordance with the terms of the outstanding warrants for OSG’s Class A and Class B common stock, those warrants will be automatically adjusted so that exercising holders will be entitled to receive, upon exercise, additional shares of Class A common stock in respect of the stock dividend. Holders of warrants do not need to take any action at this time.

About OSG

Overseas Shipholding Group, Inc. (NYSE MKT:OSGB) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

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Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and list securities and its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and including prospects for certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2014 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

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